Exhibit 4.1

Execution Version
NEITHER THIS WARRANT NOR THE SECURITIES AS TO WHICH THIS WARRANT MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.   IN ADDITION, EXERCISE OF THIS WARRANT IS SUBJECT TO LIMITATIONS SPECIFIED IN THIS WARRANT.

COMMON STOCK PURCHASE WARRANT
KASPIEN HOLDINGS INC.

Warrant Shares: 320,000
Date of Issuance: March 2, 2022 (the “Issuance Date”)

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received (in connection with Alimco Re Ltd. providing a $5,000,000.00 loan to KASPIEN INC (“Kaspien”), a subsidiary of Kaspien Holdings Inc. (the “Company”)), Alimco Re Ltd. (including its permitted and registered assigns, the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company up to 320,000 shares of Common Stock (as defined below) (the “Warrant Shares”) at the Exercise Price per share. The number of Warrant Shares for which this Warrant may be exercised is subject to adjustment in accordance with the terms hereof.

Capitalized terms used in this Warrant shall have the meanings set forth in the body of this Warrant or in Section 20 below. For purposes of this Warrant, the term “Exercise Price” shall mean $0.01 per Warrant Share, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on the earlier of (a) 5:00 p.m. Eastern Standard Time on the five (5)-year anniversary thereof, or if such day is not a Business Day on the next succeeding Business Day, or (b) the occurrence of a Fundamental Transaction.

1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice on any Business Day, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  On or before the fifth (5th) Business Day (the “Warrant Share Delivery Date”) following the date on which the Company receives the Exercise Notice (which must be received by the Company prior to 5 p.m. Eastern Standard Time to count as received on such date) and payment of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price”, and together with the Exercise Notice, the “Exercise Deliveries”) in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company may (or may direct its transfer agent to) deliver, to the address specified in the Exercise Notice, a notice indicating the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, or otherwise provide confirmation of such entitlement. Upon delivery of the Exercise Deliveries, but subject to Section 1(c), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the notice in respect of such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 5) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)          Cashless Exercise. In the event of a Fundamental Transaction, the Holder shall, and at any time during the Exercise Period the Holder may at its option, elect to receive, pursuant to a cashless exercise in lieu of a cash exercise, Warrant Shares equal to the value of this Warrant determined in the manner described below (or of any portion thereof being exercised) by surrender of this Warrant and an Exercise Notice, in which event the Company shall issue to Holder a number of Warrant Shares computed using the following formula:

Y(A – B)
X          =                A
Where:

X          =          the number of Warrant Shares to be issued to the Holder;
Y          =          the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 1(a);
A          =          the fair market value of one Warrant Share at the time of exercise of this Warrant as herein provided; and
B          =          the Exercise Price.

(c)          Fair Market Value. For purposes of this Section 1, the fair market value of a Warrant Share means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the Financial Industry Regulatory Authority OTC Bulletin Board electronic interdealer quotation system (the “OTC Bulletin Board”), the OTC Markets Group Inc. electronic inter-dealer quotation system (including OTCQX, OTCQB and OTC Pink) (the “Pink OTC Markets”) or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "fair market value" is being determined; provided that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading.  If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "fair market value" of a Warrant Share shall be the fair market value per share as determined jointly by the board of directors of the Company and the Holder; provided, that if the board of directors of the Company and the Holder are unable to agree on the fair market value of a Warrant Share within a reasonable period of time (not to exceed thirty (30) days from the Company's receipt of the Exercise Notice), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the board of directors of the Company and the Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne pro rata by the Company and the Holder based on the amount by which each party’s calculation of fair market value is different from the fair market value as determined by such valuation firm.  Notwithstanding anything to the contrary herein, this Warrant may not be exercised, and no Warrant Shares shall be issued in respect of hereof, until the fair market value of the Warrant Shares has been finally determined in accordance with this Section 1(c).

(d)          Holder’s Exercise Limitations. The Holder shall not have the right to exercise any portion of this Warrant, and the Company shall not effect any exercise of this Warrant, to the extent that after giving effect to the issuance of Warrant Shares as set forth in the applicable Exercise Notice, the Warrant Shares so issued, together with any and all Warrant Shares previously issued pursuant to a partial exercise of this Warrant, would exceed twelve and 84/100 percent (12.84%) of the issued and outstanding Common Stock (such amount, the “12.84% Exercise Limitation”). The determination of whether the 12.84% Exercise Limitation applies, and the extent to which it applies, shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of the extent to which this Warrant is exercisable.  Notwithstanding anything to the contrary herein, the Company shall have no obligation to determine whether the 12.84% Exercise Limitation has been exceeded at any particular time and, unless otherwise notified in writing by the Holder prior to the applicable date of determination, the Company shall be permitted to assume that the 12.84% Exercise Limitation has not been exceeded.  Upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm to the Holder the number of shares of Common Stock then outstanding.

(e)        Anti-Dilution. If, at any time after the date hereof while this Warrant is outstanding, the Company sells or issues, any shares of Common Stock for less than the fair market value of the Common Stock on the date of such sale or issuance (as determined in good faith by the board of directors of the Company), such that the Warrant Shares (taking into account any such Warrant Shares issuable or previously issued) represent less than the 12.84% Exercise Limitation (taking into account such sale or issuance, as applicable, and based on the number of shares of Common Stock actually outstanding), then the number of Warrant Shares purchasable under this Warrant shall (at the time of exercise of this Warrant) be adjusted upwards to an amount equal to the 12.84% Exercise Limitation, computed at the time of such issuance; provided, however, that such adjustment shall be rounded down to the nearest whole share of Common Stock; provided further that anything herein to the contrary notwithstanding, there shall be no adjustment to the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.  For purposes of this Section 1(e), the following terms have the following meanings:

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale) by the Company after the date hereof of: (a) shares of Common Stock issued upon the exercise of this Warrant; (b) shares of Common Stock issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the board of directors of the Company and issued pursuant to any of the Company’s equity incentive plans from time to time (including all such shares of Common Stock and Options outstanding prior to the date hereof); (c) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) issued prior to the date hereof, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (d) shares of Common Stock, Options or Convertible Securities issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company's business and not for the primary purpose of raising equity capital, (ii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders as equity kickers in connection with debt financings of the Company, in each case where such transactions have been approved by the board of directors of the Company; (e) shares of Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended; or (f) shares of Common Stock, Options or Convertible Securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

2.         FUNDAMENTAL TRANSACTIONS.  If, at any time while this Warrant is outstanding, (a) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then immediately prior to the occurrence of such Fundamental Transaction, this Warrant shall automatically be converted into the right to receive the number of shares of Common Stock of the Company for which this Warrant is exercisable at such time (assuming a cashless exercise).

3.         FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the fair market value (as determined in accordance with Section 1(c)) of one Warrant Share at the time of exercise of this Warrant as herein provided.

4.         WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

5.          REISSUANCE.

(a)          Lost, Stolen or Mutilated Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like denomination and tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed.

(b)          Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

6.          TRANSFER.

(a)          Notice of Transfer.  Subject to compliance with applicable securities laws and the transfer conditions referred to in the legend endorsed hereon or otherwise set forth herein, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment of Warrant (in the form attached hereto as Exhibit B) and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  By acceptance of this Warrant, the Holder agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. As a condition to such transfer, the prospective transferee or purchaser shall execute an Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be reasonably required by the Company solely to comply with the exemptions relied upon by the Company for the transfer or disposition of this Warrant or the Warrant Shares.  Upon such compliance, surrender, delivery and, if required, such payment pursuant to this Section 6(a), the Company shall execute and deliver a new Warrant or Warrants in the name of the transferee or transferees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.  For the avoidance of doubt, any transferee and any subsequent transferee shall be subject to the 12.84% Exercise Limitation.

(b)          The Holder, by acceptance of this Warrant, agrees to comply in all respects with the restrictive legend requirements set forth on the face of this Warrant and further agrees that it shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”).  Notwithstanding anything to the contrary, this Warrant may not be transferred or exercised unless (i) the transferor, transferee, exercising Holder or its designated recipient of Common Stock issuable on the exercise of such Warrant and the Company, as applicable, have completed and submitted all filings, registrations or other notifications to any governmental entity that may be required pursuant to applicable law in connection with such transfer or exercise, (ii) all necessary approvals or waivers, as the case may be, of any governmental entity that may be required pursuant to applicable law in connection with such transfer or exercise have been obtained, and (iii) any waiting periods required by applicable law for the consummation of such transfer or exercise have expired or been terminated.

7.          COVENANTS OF THE COMPANY.

(a)        Covenants as to Shares. The Company shall procure that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant are, upon issuance, validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company shall, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise). If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock are not sufficient to permit the full exercise of this Warrant, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as is sufficient for such purposes. During the Exercise Period, the Company shall not at any time increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect.

(b)         Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution; (ii) the effectiveness of a registration statement on Form S-1 filed with the Securities and Exchange Commission and/or (iii) the consummation of a Fundamental Transaction, then the Company shall provide to the Holder, at least five (5) Business Days prior to the date of any such event, a notice pursuant to Section 11, specifying the date on which any such action is expected to be taken or any such event is expected to occur.

8.          REPRESENTATIONS AND WARRANTIES.

(a)          The Company hereby represents and warrants to the Holders as of the Issuance Date as follows:

(1)
The Company has all necessary power, capacity and authority to execute and deliver this Warrant, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Warrant has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery by the Holder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally.

(2)
All corporate actions on the part of the Company necessary for the issuance of this Warrant have been taken on or prior to the date hereof. The execution and delivery by the Company of this Warrant do not require any filing with or approval from any governmental authority, except for filings with the United States Securities and Exchange Commission or otherwise required under Federal or state securities laws and filings made pursuant to the rules and regulations of any stock exchange.

(3)
The authorized capital of the Company consists, immediately prior to the Issuance Date, of 5,000,0000 shares of preferred stock, $0.01 par value (none of which are outstanding), and 200,000,000 shares of common stock, $0.01 par value (2,492,568 of which are issued and outstanding (excluding, for the avoidance of doubt, treasury stock)).  The number of Warrant Shares for which this Warrant may be exercised is, as of the Issuance Date, equal to twelve and 84/100 percent (12.84%) of the issued and outstanding Common Stock, which number is subject to adjustment in accordance with the terms hereof.

(b)          The Holder hereby represents and warrants to the Company by acceptance of this Warrant as of Issuance Date (or such other date on which such Holder becomes a Holder hereunder) as follows:

(1)
The Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered o exempted under the Securities Act.

(2)
The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(3)
The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

9.        TERMINATION OF WARRANT. This Warrant shall expire and shall no longer be exercisable upon the earlier of (a) the expiration of the Exercise Period and (b) the exercise in full hereof.

10.       RESTRICTIVE LEGEND. The Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.    IN ADDITION, EXERCISE OF THE WARRANT IS SUBJECT TO LIMITATIONS SPECIFIED IN THE WARRANT.

11.        NOTICES.  Any notice or other communication to be given under this Warrant shall be in writing and may either be delivered by hand, made by facsimile transmission, sent by electronic mail transmission, disclosed in all material respects and filed on EDGAR pursuant to the Securities Exchange Act of 1934, sent by overnight courier, or sent by registered mail, return receipt requested, postage prepaid, as follows: (a) if to the Holder, at the Holder’s address, facsimile number or electronic mail address set forth on the signature page hereof, or at such other address as the Holder shall have furnished to the Company in writing; and (b) if to the Company, at the Company’s address, facsimile number or electronic mail address set forth on the signature page hereof, or at such other address as the Company shall have furnished to the Holder in writing.

12.       AMENDMENT AND WAIVER.  The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

13.       GOVERNING LAW; JURISDICTION.  This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law (whether of the State of New York or any other jurisdiction). EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

14.    JURY TRIAL WAIVER.  THE COMPANY AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT.

15.        ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16.        RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT.  Unless otherwise provided in this Warrant, the rights and obligations of the Company, of the Holder and of the holder of the Warrant Shares issued upon exercise of this Warrant hereunder shall survive the exercise of this Warrant.

17.       SUCCESSORS AND ASSIGNS.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company, the Holder and their respective permitted successors and assigns.

18.       TITLES AND SUBTITLES.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

19.        SEVERABILITY.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

20.        CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Business Day” means all days other than Saturdays, Sundays and any other days on which commercial banks in New York City are authorized or required by law to be closed for business.

(b)           “Common Stock” means the Company’s common stock, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(c)          “Required Consents” means the material filings, registrations, notifications, approvals, waivers or expiration or termination of any waiting periods that are necessary or required, as set forth in Section 6(b).

21.      WARRANT REGISTER.  The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof.  The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the Issuance Date set forth above.

KASPIEN HOLDINGS INC.

By:	/s/ Kunal Chopra
Name: Kunal Chopra
Title: Principal Executive Officer

Address:	Kaspien Holdings Inc.2818 N. Sullivan Road,
Suite #130 Spokane Valley, WA 99216
Attention:	Edwin Sapienza
Facsimile:
Email:	esapienza@kaspien.com

Agreed & Accepted:

ALIMCO RE LTD.

By:	/s/ Jonathan Marcus
Name: Jonathan Marcus
Title: CEO

Address:	Alimco Re Ltd.2336 SE Ocean Blvd., #400 Stuart, FL 34996
Attention:	Jonathan Marcus, Chief Executive Officer
Facsimile:
Email:	jon@limadvisory.com

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

The Undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Kaspien Holdings Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Warrant (as defined below). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Common Stock Purchase Warrant (the “Warrant”), dated as of March 2, 2022, issued by the Company.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	a cash exercise with respect to _________________ Warrant Shares; or
☐	by cashless exercise pursuant to Section 1(b) of the Warrant for _________ Warrant Shares.

2.
Payment of Exercise Price.  If a cash exercise is selected above, the Aggregate Exercise Price in the sum of $___________________ has been wire transferred to the Company in accordance with the terms of the Warrant.

3.	Confirmation. The undersigned hereby represents and warrants that the Required Consents have been made or obtained, as applicable.

4.	Delivery of Warrant Shares. The Company shall deliver to the holder __________________ Warrant Shares in accordance with the terms of the Warrant.

Date:

(Print Name of Registered Holder)

By:
Name:
Title:

Exhibit A

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

For Value Received, the foregoing Common Stock Purchase Warrant and all rights evidenced thereby are hereby assigned to          .  By accepting such transfer, the transferee acknowledges that it has reviewed the within Common Stock Purchase Warrant and has agreed to be bound in all respects by its terms and conditions; and such transferee represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Holder

Date:

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

Transferee

Date:

(Signature)

(Name)

(Address)

Exhibit B